As filed with the Securities and Exchange Commission on December 24, 1997
                                                  Registration No. 333-_____
============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C.  20549
                           REGISTRATION STATEMENT
                                 ON FORM S-3
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             -------------------
                            GLIMCHER REALTY TRUST
           (Exact name of Registrant as specified in its charter)

          Maryland                                           31-1390518
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                           identification no.)

                            20 South Third Street
                          Columbus, Ohio 43215-3602
                               (614) 621-9000
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)
                             -------------------
                              Herbert Glimcher
                    Chairman and Chief Executive Officer
                            GLIMCHER REALTY TRUST
                            20 South Third Street
                          Columbus, Ohio 43215-3602
                               (614) 621-9000
          (Name, address, including zip code, and telephone number
                 including area code, of agent for service)
                             -------------------
                                 Copies to:

                            Alan S. Pearce, Esq.
               Robinson Silverman Pearce Aronsohn & Berman LLP
                         1290 Avenue of the Americas
                          New York, New York  10104
      Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                       CALCULATION OF REGISTRATION FEE


==========================================================================
                               Proposed      Proposed
 Title of                       Maximum      Maximum
 Shares          Amount        Aggregate     Aggregate       Amount of
  To Be          to be          Price        Offering       Registration
Registered     Registered     Per Share(1)   Price(1)          Fee
----------     ----------     -----------    ---------      ------------
--------------------------------------------------------------------------
Common Shares
of Beneficial   2,100,000
Interest        shares        $21.8125       $45,806,250    $11,971.57 (2)
==========================================================================

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS WHICH CONSTITUTES PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO AND INCLUDES AN AGGREGATE OFFERING PRICE OF $4,469,680 OF 223,484 COMMON SHARES OF BENEFICIAL INTEREST REGISTERED ON FORM S-3, REGISTRATION NO. 33-90730.
                                                    (Footnotes on next page)

(Footnotes from Previous Page)

(1) Estimated solely for purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices for the Common Shares on December 19, 1997, as reported on the New York Stock Exchange.

(2) Does not include $1,541.27 which relates to the aggregate offering price of $4,469,680 of 223,484 common shares of beneficial interest previously registered on Form S-3, Registration No. 33-90730, which amount was previously paid and is carried over to this Registration Statement.

____________________________________________________________________________
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and prospectus. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
____________________________________________________________________________

                            Subject to Completion
               Preliminary Prospectus, Dated December 24, 1997

PROSPECTUS
                            Glimcher Realty Trust
              Distribution Reinvestment and Share Purchase Plan
               2,100,000 Common Shares of Beneficial Interest
                         ($0.01 par value per share)
                            --------------------

    The Distribution Reinvestment and Share Purchase Plan, as amended (the "Plan"), of Glimcher Realty Trust (the "Company") provides record and beneficial owners of the Company's common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), record owners of limited partnership interests (the "OP Units") of Glimcher Properties Limited Partnership (the "Partnership") and investors ("new investors") who are not currently record or beneficial holders of Common Shares or record holders of OP Units, with a simple and convenient method of investing in Common Shares without paying any brokerage commissions, service charges or other expenses. Some of the significant features of the Plan are as follows:

    Participants in the Plan may:

    -- have cash distributions on all of the Common Shares or OP Units owned by them automatically reinvested in Common Shares, and have the option of investing in Common Shares by making cash payments of $100 to $3,000 per calendar quarter, or

    -- have cash distributions on less than all of such Common Shares or OP Units automatically reinvested in Common Shares while continuing to receive the remainder of their cash distributions, and have the option of investing in Common Shares by making cash payments of $100 to $3,000 per calendar quarter, or

    -- invest in Common Shares only by making optional cash payments of $100 to $3,000 per calendar quarter, or

    -- invest in Common Shares only by making optional cash payments in excess of $3,000 per calendar quarter, with the permission of the Company.

    Under the Plan, Harris Trust and Savings Bank or any successor bank or trust company as may from time to time be designated by the Company (the "Agent"), will buy, at the Company's direction, newly issued Common Shares from the Company or Common Shares in the open market or in negotiated transactions with third parties. At present, the Company expects that the Agent will usually purchase newly issued Common Shares from the Company. Subject to certain limitations described below, the purchase price (before giving effect to any Waiver Discount (as defined in the Summary) of newly issued Common Shares on any given Investment Date (as defined in Question
19) will be the average of: the average of the high and low sale prices of the Common Shares on the New York Stock Exchange for each of the twelve Trading Days preceding such Investment Date that such average equals or exceeds the Threshold Price (as defined in the Summary), if any, for such Investment Date. If, for each of the twelve Trading Days, the average of the high and low sale prices of the Common Shares on the New York Stock Exchange for such Trading Day does not equal or exceed the Threshold Price, if any, then the purchase price (before giving effect to any Waiver Discount) will be determined by the Company on the basis of such market quotations as it deems appropriate. A "Trading Day" is any day on which trades in the Common Shares are reported on the New York Stock Exchange. Subject to certain limitations described below, the purchase price of the Common Shares, if the Agent is purchasing Common Shares in the open market or in negotiated transactions with third parties, will be the weighted average of the prices so paid for such Common Shares for the relevant Investment Date.

                                                    (Continued on next page)

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
CONTRARY IS UNLAWFUL.

                              ___________, 1997

(Continued from previous page)

     Holders of Common Shares or OP Units held in their own name ("Record Owners") may participate in the Plan directly. Holders of Common Shares held in bank, broker or other nominee names ("Beneficial Owners") may participate in the Plan by requesting that the bank, broker or other nominee reinvest distributions and/or make optional cash payments on the Beneficial Owner's behalf. Alternatively, the Beneficial Owner may request his bank, broker or other nominee to transfer the Common Shares into the Beneficial Owner's own name, after which he may participate in the Plan directly (see Question 6).

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


                              TABLE OF CONTENTS
                                                                        PAGE

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . -3-
DOCUMENTS INCORPORATED BY REFERENCE. . . . . . . . . . . . . . . . . . . -3-
THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-24-
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . .-24-
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-25-
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-25-

                           ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Shares, reference is made to the Registration Statement and such exhibits, copies of which may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

     Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this Website is http://www.sec. gov. The Common Shares and the Company's 9 1/4% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the "Series B Preferred Shares") are listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company furnishes its shareholders with annual reports containing audited financial statements with a report thereon by its independent public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of the fiscal year.


                     DOCUMENTS INCORPORATED BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

     5. The Company's Current Report on Form 8-K dated February 5, 1997 and filed with the Commission on February 5, 1997.

     6. The Company's Current Report on Form 8-K dated June 17, 1997 and filed with the Commission on June 23, 1997.

     7. The Company's Current Report on Form 8-K dated November 4, 1997 and filed with the Commission on November 4, 1997.

     8. The Company's Current Report on Form 8-K dated November 14, 1997 and filed with the Commission on November 15, 1997.

     9. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

     10. The description of the Common Shares contained in the Company's Registration Statement on Form 8-A, filed with the Commission on October 21, 1993, and the information thereby incorporated by reference contained in the Company's Registration Statement on Form S-11 (File No. 33-69740), as amended by Amendments No. 1, 2, 3, 4 and 5, filed September 30, 1993, November 5, 1993, November 22, 1993, November 30, 1993, January 10, 1994 and January 19, 1994, respectively, under the heading "Description of Shares of Beneficial Interest."

     11. The description of the Series B Preferred Shares contained in the Company's Registration Statement on Form 8-A, dated November 13, 1997 and filed with the Commission on November 14, 1997.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Prospectus from the date of filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the Registration Statement containing this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to those documents. Requests should be directed to Glimcher Realty Trust, Attention: William Cornely, Senior Vice President and Chief Financial Officer, 20 South Third Street, Columbus, Ohio 43215-3602 (telephone number (614) 621-9000).



                                 THE COMPANY

     The Company, together with its subsidiaries, is a fully integrated, self-administered and self-managed equity real estate investment trust ("REIT") which owns and operates enclosed regional malls, and community centers, consisting of community shopping centers and single tenant retail properties.

     The Company was formed on September 1, 1993 as a Maryland real estate investment trust. The Company's executive offices are located at 20 South Third Street, Columbus, Ohio 43215-3602, and its telephone number is (614) 621-9000.


                               USE OF PROCEEDS

     To the extent that the Agent purchases newly issued Common Shares (authorized but previously unissued Common Shares or treasury Common Shares), rather than Common Shares in the open market or in negotiated transactions with third parties, the Company will receive the proceeds. To the extent that the Agent purchases Common Shares in the open market or in negotiated transactions with third parties the Company will not receive any proceeds. At present, the Company expects that the Agent generally will purchase newly issued Common Shares from the Company rather than Common Shares in the open market or in negotiated transactions with third parties. Any proceeds received by the Company from any sales of Common Shares sold pursuant to the Plan will be used for general Company purposes. The Company has no basis for estimating either the number of Common Shares that will be sold pursuant to the Plan or the prices at which such Common Shares will be sold.


                                   SUMMARY

     The following summary of the Plan is qualified by reference to the full text of the Plan which is contained herein.

Purposes of the Plan . . . . The primary purpose of the Plan is to provide
                             Record Owners and Beneficial Owners of Common Shares, Record Owners of OP Units and interested new investors, with a simple and convenient method of investing in Common Shares without payment of any brokerage commissions, service charges or other expenses. A secondary purpose of the Plan is to provide the Company with a means of raising additional capital through sales of newly issued Common Shares. Whether significant amounts of additional capital are raised may be affected, in part, by the Company's decision to grant waivers of limitations relating to optional cash payments proposed to be made pursuant to Requests for Waiver, and the Company's decision from time to time to direct the Agent to purchase newly issued Common Shares rather than Common Shares in the open market or in negotiated transactions with third parties.

Distribution Reinvestments/
Optional Cash Payment
Investments. . . . . . . . . Eligible holders of Common Shares or eligible holders of OP Units, whether Record Owners or Beneficial Owners (including investors who have made an initial investment through the Share Purchase Program (as defined in this paragraph) (each, a "participant")), may (i) have cash distributions on all of the Common Shares or OP Units, as the case may be, owned by them automatically reinvested in Common Shares (the "Distribution Reinvestment Program"), and have the option of investing in Common Shares (the "Share Purchase Program") by making optional cash payments of $100 to $3,000 per calendar quarter; (ii) have cash distributions on less than all of such Common Shares or OP Units automatically reinvested in Common Shares while continuing to receive the remainder of their cash distributions, and have the option of investing in Common Shares by making optional cash payments of $100 to $3,000 per calendar quarter; (iii) invest in Common Shares only by making optional cash payments of $100 to $3,000 per calendar quarter; or (iv) invest in Common Shares only by making optional cash payments in excess of $3,000 per calendar quarter, with the permission of the Company. Interested new investors may become participants by choosing to (i) invest in Common Shares by making an initial optional cash payment of $100 to $3,000 per calendar quarter; or (ii) invest in Common Shares by making an initial cash payment in excess of $3,000 per calendar quarter, with the permission of the Company.

Plan Limitations . . . . . . Each month participants have the option to make optional cash payments of no less than
                             $100, subject to a limitation of $3,000 per
                             calendar quarter (unless the participant has
                             obtained approval of the Company to exceed
                             such quarterly limit). Optional cash payments in excess of $3,000 may be made by a participant only upon such participant's submission to the Company of a completed and signed Request for Waiver and the Company's grant of a waiver of limitations relating to the optional cash payments proposed to be made pursuant to such Request for Waiver (an "Accepted Request for Waiver"). There is no pre-established maximum limit applicable to optional cash payments that may be made pursuant to Accepted Requests for Waivers.
Purchase Price . . . . . . . Subject to certain limitations described below, the purchase price of Common Shares purchased in the open market or in negotiated transactions with third parties will be the weighted average price for all of such Common Shares so purchased by the Agent. Subject to certain limitations described below, the purchase price (before giving effect to any Waiver Discount) of newly issued Common Shares on any given Investment Date will be the average of: the average of the high and low sale prices of the Common Shares on the New York Stock Exchange for each of the twelve Trading Days preceding such Investment Date that such average equals or exceeds the Threshold Price, if any, for such Investment Date. If, for each of the twelve Trading Days, the average of the high and low sale prices of the Common Shares on the New York Stock Exchange for such Trading Day does not equal or exceed the Threshold Price, if any, then the purchase price (before giving effect to any Waiver Discount) will be determined by the Company on the basis of such market quotations as it deems appropriate. A "Trading Day" is any day on which trades in the Common Shares are reported on the New York Stock Exchange. The purchase price, as so determined and before giving effect to any Waiver Discount, is referred to herein as the "Market Price."

                             Notwithstanding the foregoing, in no event shall the purchase price for a newly issued Common Share (after taking into account any Waiver Discount), whether pursuant to optional cash payments or distribution reinvestment, be less than the sum of (i) 95% of the fair market value of a Common Share on the Investment Date, plus (ii) any brokerage commissions and related charges described in Question 39. Also, in the case of the purchase of a Common Share in the open market or negotiated transactions with third parties, pursuant to an optional cash payment, in no event shall the sum of any brokerage commissions and related charges described in Question 39 exceed 5% of the fair market value of such Common Share.

                             Unless it waives its right to do so, the Company may establish for any Pricing Period (as defined in Question 13) a minimum price (the "Threshold Price") in order to provide the Company with the ability to set a minimum price at which newly issued Common Shares will be sold under the Plan on any given Investment Date. A Threshold Price will only be established when newly issued Common Shares will be purchased on the applicable Investment Date.

Discounts to Purchase
Price. . . . . . . . . . . . The Company will, on the business day immediately prior to each Pricing Period, determine whether to establish a discount from the Market Price applicable to optional cash payments made pursuant to Accepted Requests for Waiver that are used to purchase newly issued Common Shares. In addition, if a Waiver Discount exists for a particular Investment Date, such Waiver Discount will apply to all optional cash payments applicable to such Investment Date used to purchase newly issued Common Shares, not just those made pursuant to Accepted Requests for Waiver.
                             Such discount (the "Waiver Discount") shall be between 0% and 3% of the purchase price and may vary each Investment Date, but once established will uniformly apply to all optional cash payments made that are used to purchase newly issued Common Shares for that Investment Date. Setting a Waiver Discount for a particular Investment Date shall not affect the setting of a Waiver Discount for any subsequent Investment Date. The Waiver Discount will apply to the entire optional cash payment and not just the portion that exceeds $3,000. Notwithstanding the foregoing, in the case of the purchase of a Common Share in the open market or negotiated transactions with third parties, pursuant to an optional cash payment, in no event shall the sum of any brokerage commissions and related charges described in Question 39 exceed 5% of the fair market value of such Common Share.

Requests for Waiver/
Waiver Discounts . . . . . . The grant of waivers of limitations relating to optional cash payments proposed to be made pursuant to Requests for Waiver, and the setting of Waiver Discounts, if any, will be considered on the basis of a variety of factors, which may include the Company's current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for Common Shares and other Company securities, general economic and market conditions, expected aberrations in the price of trading volume of the Common Shares, the number of Common Shares held by the participant submitting the Request for Waiver, the past actions of a participant under the Plan, the aggregate amount of optional cash payments for which such Request for Waiver have been submitted and the administrative constraints associated with granting a waiver. Grants of waivers will be made in the sole and absolute discretion of the Company.

Number of Common
Shares Offered . . . . . . . 2,100,000 Common Shares are authorized to be issued and registered under the Securities Act for offering pursuant to the Plan.


                                  THE PLAN

     The original Distribution Reinvestment and Share Purchase Plan of the Company became effective in June 1994. The original Distribution Reinvestment and Share Purchase Plan has been significantly amended by the Board of Trustees of the Company (the "Board of Trustees"). The following questions and answers constitute the Distribution Reinvestment and Share Purchase Plan, as amended (the "Plan"), of the Company. Holders of Common Shares ("Shareholders") and holders of OP Units ("OP Unitholders") currently enrolled in the Company's Distribution Reinvestment and Share Purchase Plan will automatically be enrolled in the Plan. Participation in the Plan is entirely voluntary and participants may terminate their participation at any time. Shareholders and OP Unitholders who do not choose to participate or who terminate their participation in the Plan will continue to receive cash distributions, as declared and paid, on their Common Shares or OP Units, as the case may be, in the usual manner.

Purpose

1.   What is the purpose of the Plan?

     The primary purpose of the Plan is to provide Record Owners and Beneficial Owners of Common Shares, Record Owners of OP Units and interested new investors with a simple and convenient method of investing in Common Shares without payment of any brokerage commissions, service charges or other expenses. A secondary purpose of the Plan is to provide the Company with a means of raising additional capital through sales of newly issued Common Shares. Whether significant amounts of additional capital are raised may be affected, in part, by the Company's decision to grant waivers of limitations relating to optional cash payments proposed to be made pursuant to Requests for Waiver, and the Company's decision from time to time to direct the Agent to purchase newly issued Common Shares rather than Common Shares in the open market or in negotiated transactions with third parties (see Question 13).

     The Plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions who engage in short-term trading activities. The Plan does not limit the aggregate amount of cash distributions which an individual or an institution may reinvest. Accordingly, participants with large holdings of Common Shares or OP Units in the Plan may reinvest a greater amount than participants with smaller holdings of Common Shares or OP Units in the Plan. In addition, because of the Waiver Discount feature of the Share Purchase Program, it is possible that certain financial intermediaries may engage in short-term trading activities or positioning transactions in order to benefit from any Waiver Discount. Such short-term trading or positioning transactions could cause volatility in the composite trading volume and price of the Common Shares. The Company does not endorse such short-term trading or positioning transactions and has not entered into any formal or informal arrangements to facilitate such short-term trading or positioning transactions. Individuals or institutions that engage in such short-term trading or positioning transactions may be considered "underwriters" as that term is defined in the Securities Act. Individuals or institutions considered to be "underwriters" may incur disclosure obligations and other liabilities under the Securities Act. The Company reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible holders in order to prevent practices which are not consistent with the purposes of the Plan.

2.   What investment options exist under the Plan?

     Eligible holders of Common Shares or eligible holders of OP Units, whether Record Owners or Beneficial Owners (including investors who have made an initial investment through the Share Purchase Program), may (i) have cash distributions on all of the Common Shares or OP Units, as the case may be, owned by them automatically reinvested in Common Shares, and have the option of investing in Common Shares by making optional cash payments of $100 to $3,000 per calendar quarter; (ii) have cash distributions on less than all of such Common Shares or OP Units automatically reinvested in Common Shares while continuing to receive the remainder of their cash distributions, and have the option of investing in Common Shares by making optional cash payments of $100 to $3,000 per calendar quarter; (iii) invest in Common Shares only by making optional cash payments of $100 to $3,000 per calendar quarter; or (iv) invest in Common Shares only by making optional cash payments in excess of $3,000 per calendar quarter, with the permission of the Company. Interested new investors may become participants by choosing to (i) invest in Common Shares by making an initial optional cash payment of $100 to $3,000 per calendar quarter; or (ii) invest in Common Shares by making an initial cash payment in excess of $3,000 per calendar quarter, with the permission of the Company.

Advantages and Disadvantages

3.   What are the advantages and disadvantages of the Plan?

     Advantages

     (a) Participants in the Plan receive full investment of their distributions and optional cash payments because they are not required to pay brokerage commissions, service charges or other expenses in connection with purchases of Common Shares under the Plan and because the Plan permits fractional Common Shares, as well as whole Common Shares, to be purchased from the Company.

     (b) Distributions on all whole and fractional Common Shares credited to participants' accounts are automatically reinvested in additional whole or fractional Common Shares.

     (c) Newly issued Common Shares purchased using optional cash payments made pursuant to Accepted Requests for Waivers generally will be purchased for the Plan at the Market Price, reduced by the Waiver Discount, if any.

     (d) Participants also avoid the necessity of safekeeping certificates representing the Common Shares credited to their accounts and have increased protection against loss, theft or destruction of such certificates. Furthermore, certificates representing Common Shares not previously credited to a participant's account may be deposited for safekeeping as more fully explained in the answer to Question 25.

     (e) A regular statement for each account provides a participant with a record of each transaction.

     Disadvantages

     (a) No interest will be paid by the Company or the Agent on distributions or optional cash payments held pending reinvestment or investment (see Questions 7 and 12). In addition, optional cash payments of less than $100 and that portion of optional cash payments in excess of $3,000 per calendar quarter, unless such upper limit has been waived, are subject to return to the participant without interest. Moreover, all or a portion of optional cash payments in excess of $3,000 that have been granted a waiver may also be subject to return to the participant without interest in the event that the Threshold Price (as defined in Question 13), if any, is not met for any Trading Days during the related Pricing Period (as defined in Question 13) (see Question 13).

     (b) With respect to newly issued Common Shares, the actual number of Common Shares to be issued to a participant or credited to the participant's Plan account will not be determined until after the end of the relevant Pricing Period. Therefore, during the Pricing Period participants will not know the actual price per share or number of shares they have purchased.

     (c) The Market Price, whether or not reduced by any Waiver Discount, may exceed the price at which Common Shares are trading on the Investment Date when the Common Shares are issued or thereafter.

     (d) Because optional cash payments must be received by the Agent on or prior to the Optional Cash Payment Due Date (as defined in Question 14), such payments may be exposed to changes in market conditions for a longer period of time than in the case of typical secondary market transactions (see Questions 14 and 19).

     (e) Resales of Common Shares credited to a participant's account under the Plan will involve the deduction from the proceeds of such resales of any related brokerage commission, transfer tax or other fees incurred by the Agent allocable to the resales of such Common Shares (see Question 29).

Administration

4.   Who administers the Plan?

     Harris Trust and Savings Bank, as Agent for the participants, administers the Plan, keeps records, sends statements of account to participants and performs other duties relating to the Plan. All costs of administering the Plan are paid by the Company. Common Shares purchased under the Plan are issued in the name of the Agent or its nominee, as agent for the participants, unless and until a participant requests that a certificate for all or part of such Common Shares be issued (see Question
23). As record holder of the Common Shares held in participants' accounts under the Plan, the Agent will receive distributions on all Common Shares held by it on the distribution record date, will credit such distributions to the participants' accounts on the basis of full and fractional Common Shares held in these accounts, and will automatically reinvest, if such participants have so elected or failed to make any election, such distributions in additional Common Shares. The Agent makes all purchases of Common Shares under the Plan.

     The following address and telephone number may be used to obtain information about the Plan:

                        Harris Trust and Savings Bank
                      Attention: Dividend Reinvestments
                               P.O. Box A 3309
                             Chicago, IL  60690
                      Telephone number: (800) 942-5909

     If you are already a Plan participant, be sure to mention your account number(s) in any correspondence.

Eligibility

     For purposes of this section, responses are generally directed (a) to existing holders of Common Shares and OP Unitholders, according to the method by which their Common Shares or OP Units are held, and (b) to new investors. Existing holders of Common Shares are either Record Owners or Beneficial Owners. Existing holders of OP Units are Record Owners. A Record Owner is a person who owns Common Shares or OP Units that are registered in his own name. A Beneficial Owner is a person who beneficially owns Common Shares that are registered in a name other than his own name (for example, the Common Shares are held in the name of a bank, broker or other nominee in whose name the Beneficial Owner's Common Shares are held). A Record Owner may participate directly in the Plan, whereas a Beneficial Owner will either have to become a Record Owner by having one or more Common Shares transferred into his own name or coordinate his participation in the Plan through the bank, broker or other nominee in whose name the Beneficial Owner's Common Shares are held. For more detailed information and instructions, see Questions 5 and 6.

5.   Who is eligible to become a participant?

     Record Owners. All Record Owners are eligible to participate directly in the Plan.

     Beneficial Owners. A Beneficial Owner may become a participant by instructing his bank, broker or other nominee to arrange participation in the Plan on the Beneficial Owner's behalf. The bank, broker or other nominee should then make arrangements with its securities depository and the securities depository will provide the Agent with the information necessary to allow the Beneficial Owner to participate in the Distribution Reinvestment Program. Should the Beneficial Owner also wish to participate in the Share Purchase Program and if the bank, broker or other nominee holds the Common Shares in the name of a securities depository, a Broker and Nominee Form ("B&N form") must also be sent to the Agent for the bank, broker or other nominee to participate in the Share Purchase Program on behalf of the Beneficial Owner.

     Alternatively, a Beneficial Owner may request that the number of Common Shares that the Beneficial Owner wishes to be enrolled in the Plan be reclassified or reregistered by the bank, broker or other nominee in the Beneficial Owner's own name as a record owner in order to directly participate in the Plan.

     Non-Shareholders. New investors may participate in the Plan by making an initial purchase of Common Shares under the Share Purchase Program.

     Shareholders, OP Unitholders and new investors whose participation would be unlawful will not be eligible to participate in the Plan.

     Shareholders, OP Unitholders and new investors who are citizens or residents of a country other than the United States and its territories and possessions should make certain that their participation in the Plan does not violate local laws governing such things as taxes, currency and exchange controls, stock registration, and foreign investments.

Participation by Shareholders

6. How does an eligible shareholder, OP Unitholder or new investor become a participant?

     A Record Owner may become a participant by completing and signing the enclosed Authorization Form and returning it to the Agent. Additional Authorization Forms may be obtained at any time by written request to the Agent at the following address: Harris Trust and Savings Bank, Attention:
Dividend Reinvestments, P.O. Box A 3309, Chicago, IL 60690, or by telephoning the Agent at: (800) 942-5909. If the Common Shares or OP Units are registered in more than one name (e.g. joint tenants, trustees, etc.), all registered holders must complete and sign the Authorization Form.

A Beneficial Owner may become a participant by instructing his bank, broker or other nominee to arrange participation in the Plan on the Beneficial Owner's behalf. The bank, broker or other nominee should then make arrangements with its securities depository and the securities depository will provide the Agent with the information necessary to allow the Beneficial Owner to participate in the Distribution Reinvestment Program.
If the bank, broker or other nominee holds the Common Shares in the name of a securities depository, optional cash payments must be made through the use of a B&N Form. Interested Beneficial Owners are cautioned to ensure that the broker, bank or other nominee passes along the proceeds of any applicable Waiver Discount to the Beneficial Owner's account.

     Alternatively, a Beneficial Owner may request that the number of Common Shares that the Beneficial Owner wishes to be enrolled in the Plan be reclassified or reregistered by the bank, broker or other nominee in the Beneficial Owner's own name as a record owner in order to directly participate in the Plan.

     A new investor may, under the Share Purchase Program, become a participant by making an initial investment of $100 to $3,000 (unless such upper limit has been waived) and completing and signing an Authorization Form and returning it to the Agent on or prior to the Optional Cash Payment Due Date. At the same time, the new participant may designate all, a portion or none of the Common Shares to be purchased to be enrolled in the Distribution Reinvestment Program. The Authorization Form should be returned to the Agent, with payment, on or before the applicable dates discussed below.

     For participants wishing to have distributions reinvested with respect to any Common Shares or OP Units pursuant to the Distribution Reinvestment Program, a completed and signed Authorization Form requesting reinvestment of distributions must be received by the Agent at least five business days before the Record Date established for a particular distribution on such Common Shares or OP Units. If such an Authorization Form is received less than five business days before the Record Date established for a particular distribution on such Common Shares or OP Units, reinvestment of distributions will begin on the distribution payment date following the next Record Date provided such Record Owner remains the record holder of such Common Shares or OP Units. If such Record Owner does not remain the record holder of such Common Shares or OP Units on such next Record Date, such Authorization Form shall be returned to the sender and the request for reinvestment of distributions shall be denied.

     For participants wishing to make optional cash payments to purchase Common Shares under the Share Purchase Program, full payment must be received by the Agent on or prior to the Optional Cash Payment Due Date.

     Any participant who returns an Authorization Form to the Agent without specifying the number of Common Shares so purchased under the Plan to be included in the Distribution Reinvestment Program will be enrolled as having specified that all of such Common Shares be so included in the Distribution Reinvestment Program. See Question 7 for additional investment option information.

7.   What does the Authorization Form provide?

     The Authorization Form appoints the Agent as agent for the participant and directs the Company to pay to the Agent the participant's cash distributions on the Common Shares and OP Units owned by the participant on the applicable Record Date and enrolled in the Distribution Reinvestment Program, and thereafter including all whole and fractional shares of Common Shares credited to the participant's Plan account under the Distribution Reinvestment Program and such number of Common Shares purchased under the Share Purchase Program as a participant may designate from time to time. Cash distributions with respect to Common Shares and OP Units enrolled in the Distribution Reinvestment Program will be automatically reinvested by the Agent in Common Shares. Any cash distributions on Common Shares or OP Units that are not enrolled in the Distribution Reinvestment Program will be paid, as declared and paid, in the usual manner.

     The Authorization Form provides for the purchase of Common Shares through the following investment options:

     -- have cash distributions on all of the Common Shares or OP Units owned by them automatically reinvested in Common Shares, and have the option of investing in Common Shares by making cash payments of $100 to $3,000 per calendar quarter, or

     -- have cash distributions on less than all of such Common Shares or OP Units automatically reinvested in Common Shares while continuing to receive the remainder of their cash distributions, and have the option of investing in Common Shares by making cash payments of $100 to $3,000 per calendar quarter, or

     -- invest in Common Shares only by making optional cash payments, or an initial cash payment, of $100 to $3,000 per calendar quarter, or

     -- invest in Common Shares only by making optional cash payments, or an initial cash payment, in excess of $3,000 per calendar quarter, with the permission of the Company.

     Additionally, the Authorization Form directs the Agent to purchase Common Shares with a participant's optional cash payments, if any, and directs the Agent to enroll all, a portion or none, at the option of the participant, of such new Common Shares in the Distribution Reinvestment Program.

     A participant may change his or her investment election by completing and signing a new Authorization Form and returning it to the Agent (see Question 6). Any change of election concerning the reinvestment of distributions must be received by the Agent at least five business days prior to the Record Date for a distribution payment date (see Question 11) in order for the change to become effective with respect to that distribution payment.

     Regardless of which method of participation is selected, all cash distributions paid on whole or fractional Common Shares credited to a participant's Plan account will be reinvested automatically. No interest will be paid by the Company or the Agent on distributions held pending reinvestment.

8.   What does the B&N Form provide?

     The B&N Form provides the only means other than redesignation of the Common Shares in the Beneficial Owner's own name, by which a bank, broker or other nominee holding shares of a Beneficial Owner in the name of a securities depository may invest optional cash payments on behalf of such Beneficial Owner. A B&N Form must be delivered to the Agent each time that such bank, broker or other nominee transmits optional cash payments on behalf of a Beneficial Owner. Forms may be obtained at any time by written request to the Agent at the following address: Harris Trust and Savings Bank, Attention: Dividend Reinvestments, P.O. Box A 3309, Chicago, IL 60690, or by telephoning the Agent at: (800) 942-5909.

     Prior to submitting the B&N Form, the bank, broker or other nominee for a Beneficial Owner must make arrangements with its securities depository and the Agent in order to participate on behalf of the Beneficial Owner.

     The B&N Form and appropriate instructions must be received by the Agent at least five business days prior to an Investment Date or the payment will not be invested until the following Investment Date.

9. When may an eligible shareholder, OP Unitholder or new investor participant in the Plan?

     The Plan became effective on June 15, 1994. The Plan applies to cash distributions paid after August 1, 1994, and optional cash payments received upon enrollment or thereafter in accordance with the terms of the Plan. Record Owners, Beneficial Owners and new investors may participate in the Plan subject to compliance with the procedures described herein.

10.  May I reinvest less than the full amount of my distributions?

     Yes. Participants may designate any desired number of their Common Shares or OP Units for which distributions are to be reinvested. Distributions will thereafter be reinvested only on the number of Common Shares or OP Units specified, and the participant will continue to receive cash distributions, as declared and paid, on the remainder of the Common Shares or OP Units, as the case may be, in the usual manner. However, all cash distributions paid on whole or fractional Common Shares credited to a participant's Plan account will be reinvested automatically.

11. How and when can a participant change the amount of distributions to be reinvested?

     A participant may change his investment election by completing and signing a new Authorization Form and returning it to the Agent. Any change of election concerning the reinvestment of distributions must be received by the Agent at least five business days prior to the Record Date for a distribution payment date in order for the change to become effective with respect to that distribution payment.

Optional Cash Payments

12.  How does the optional cash payment feature of the Plan work?

     All Record Owners and new investors who have timely completed, signed and returned Authorization Forms indicating their intention to participate in the Share Purchase Program, and Beneficial Owners whose brokers, banks or other nominees have timely indicated their intention to participate in the Share Purchase Program (except for Beneficial Owners whose brokers, banks or other nominees hold the Common Shares of the Beneficial Owners in the name of a securities depository), are eligible to invest monthly in Common Shares, whether or not a distribution is declared. Once during each month, a participant shall have the option to make an optional cash payment (of no less than $100), subject to the $3,000 per calendar quarter limitation described in Question 13. If a bank, broker or other nominee holds Common Shares of a Beneficial Owner in the name of a securities depository, optional cash payments must be made through the use of the B&N Form (see Questions 6 and 8). Participants in the plan are not obligated to participate in the Share Purchase Program. The same amount need not be sent each time, and there is no obligation to make an optional cash payment in any calendar quarter.
     Optional cash payments must be accompanied by an Authorization Form or a B&N Form, as applicable. An initial optional cash payment may be made by a participant when enrolling in the Share Purchase Plan by sending the Agent a check or money order (together with a completed and signed optional cash payment form), made payable to "Harris Trust and Savings Bank", or making a wire transfer to "Harris Trust and Savings Bank", and in each case delivering a completed and signed Authorization Form or B&N Form, as applicable. Wire transfers may be used only if approved verbally in advance by the Agent. Checks returned for any reason will not be resubmitted for collection and participants will be charged the Agent's customary fee for returned checks. Checks and money orders are accepted subject to timely collection as good funds and verification of compliance with the terms of the Plan.

     Optional cash payment forms may be obtained at any time by written request to the Agent at the following address: Harris Trust and Savings Bank, Attention: Dividend Reinvestments, P.O. Box A 3309, Chicago, IL 60690, or by telephoning the Agent at: (800) 942-5909. Once a participant has enrolled in the Plan an optional cash payment form will be attached to each statement of account sent to the participant. Checks, money orders and optional cash payment forms should be mailed to: Harris Trust and Savings Bank, Attention: Dividend Reinvestments, P.O. Box A 3309, Chicago, IL 60690, or by telephoning the Agent at: (800) 942-5909.

     No interest will be paid by the Company or the Agent on optional cash payments held pending investment.

     Optional cash payments must be in United States dollars. Do not send cash. Checks not drawn on a United States bank are subject to collection and collection fees and will be invested on the Investment Date when the shares are issued or thereafter. The trading price on the Investment Date generally governs the amount of taxable income to participants. See Question 39.

13.  What limitations apply to optional cash payments?

     Each optional cash payment is subject to a minimum per month purchase limit of $100 and a maximum per calendar quarter purchase limit of $3,000 (unless such limit has been waived). Therefore, during any calendar quarter, optional cash payments made during one month will be aggregated with optional cash payments made during another month, in order to determine whether quarterly purchase limits have been exceeded. For purposes of these limitations, all Plan accounts under the common control or management of a participant, or a bank, broker or other nominee, will be aggregated. Generally, optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum calendar quarterly purchase limit of $3,000 (unless such limit has been waived by the Company) will be returned to participants without interest at the end of the relevant Pricing Period. The Pricing Period shall mean the period encompassing the twelve Trading Days preceding any given Investment Date.

     Participants may make optional cash payments of at least $100 and no more than $3,000 each calendar quarter without the approval of the Company. Optional cash payments in excess of $3,000 may be made by a participant only upon such participant's submission to the Company of a completed and signed Request for Waiver and the Company's grant of a waiver of limitations relating to the optional cash payments proposed to be made pursuant to such Request for Waiver. There is no pre-established maximum limit applicable to optional cash payments that may be made pursuant to Accepted Requests for Waivers. A Request for Waiver must be received by the Company no later than the applicable Investment Date. Request for Waiver forms will be furnished at any time upon request to the Agent at the address specified in Question
4. Participants interested in obtaining further information about any proposed Request for Waiver should contact William Cornely, Senior Vice President and Chief Financial Officer of the Company, at (614) 621-9000.

     The Company will, on the business day immediately prior to each Pricing Period, determine whether to establish a discount from the Market Price applicable to optional cash payments made pursuant to Accepted Requests for Waiver that are used to purchase newly issued Common Shares. In addition, if a Waiver Discount exists for a particular Investment Date, such Waiver Discount will apply to all optional cash payments applicable to such Investment Date used to purchase newly issued Common Shares, not just those made pursuant to Accepted Requests for Waiver. The Waiver Discount shall be between 0% and 3% of the purchase price and may vary each Investment Date, but once established will uniformly apply to all optional cash payments made pursuant to Accepted Requests for Waiver that are used to purchase newly issued Common Shares for that Investment Date. Setting a Waiver Discount for a particular Investment Date shall not affect the setting of a Waiver Discount for any subsequent Investment Date. The Waiver Discount will apply to the entire optional cash payment and not just the portion that exceeds $3,000. Notwithstanding the foregoing, in the case of the purchase of a Common Share in the open market or negotiated transactions with third parties, pursuant to an optional cash payment, in no event shall the sum of any brokerage commissions and related charges described in Question 39 exceed 5% of the fair market value of such Common Share. Also, in no event shall the purchase price for a newly issued Common Share (after taking into account any Waiver Discount), whether pursuant to optional cash payments or distribution reinvestment, be less than the sum of (i) 95% of the fair market value of a Common Share on the Investment Date, plus (ii) any brokerage commissions and related charges described in Question 39.

     The grant of waivers of limitations relating to optional cash payments proposed to be made pursuant to Requests for Waiver, and the setting of Waiver Discounts, if any, will be considered on the basis of a variety of factors, which may include the Company's current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for Common Shares and other Company securities, general economic and market conditions, expected aberrations in the price of trading volume of the Common Shares, the number of Common Shares held by the participant submitting the Request for Waiver, the past actions of a participant under the Plan, the aggregate amount of optional cash payments for which such Request for Waiver have been submitted and the administrative constraints associated with granting a waiver. Grants of waivers will be made in the sole and absolute discretion of the Company.

     Unless it waives its right to do so, the Company may establish for any Pricing Period a Threshold Price in order to provide the Company with the ability to set a minimum price at which newly issued Common Shares will be sold under the Plan on any given Investment Date. A Threshold Price will only be established when newly issued Common Shares will be purchased on the applicable Investment Date.

     The Company will, on the business day immediately prior to each Pricing Period, determine whether to establish a Threshold Price and/or Waiver Discount and, if a Threshold Price and/or Waiver Discount is established, the Company will notify the Agent of the amount of such Threshold Price and Waiver Discount, as the case may be. Setting a Threshold Price and/or Waiver Discount for a Pricing Period shall not affect the setting of a Threshold Price or a Waiver Discount for any subsequent Pricing Period. For any Investment Date, the Company may waive its right to set a Threshold Price and/or Waiver Discount.

     The determination whether to establish a Threshold Price and/or Waiver Discount and, if a Threshold Price or Waiver Discount is established, its amount, will be made by the Company at its sole and absolute discretion after a review of current market conditions, the level of participation in the Plan, the Company's current and projected capital needs and other relevant factors. Neither the Company nor the Agent shall be required to provide any written notice to participants as to whether a Threshold Price and/or Waiver Discount has been established for any Pricing Period. Participants, however, may ascertain whether a Threshold Price and/or Waiver Discount applicable to a given Pricing Period has been set by contacting William Cornely, Senior Vice President and Chief Financial Officer of the Company at (614) 621-9000.

     The Threshold Price, if established for any Investment Date, will be a stated dollar amount that the average of the high and low sale prices of the Common Shares on the New York Stock Exchange for each of the twelve Trading Days preceding the relevant Investment Date must equal or exceed. In the event that the Threshold Price is not equalled or exceeded for a Trading Day in such twelve Trading Day period, then the average of the high and low sale prices of the Common Shares on the New York Stock Exchange for that Trading Day would be excluded from the calculation of the Market Price for newly issued Common Shares on the Investment Date. Thus, for example, if the Threshold Price were not equalled or exceeded for three of the twelve Trading Days in any such twelve Trading Day period, then the Market Price for newly issued Common Shares on the Investment Date would be based upon the average of: the average of the high and low sale prices of the Common Shares on the New York Stock Exchange for each of the nine Trading Days that such average equalled or exceeded the Threshold Price. If, for each of the twelve Trading Days, the average of the high and low sale prices of the Common Shares on the New York Stock Exchange for such Trading Day does not equal or exceed the Threshold Price, if any, then the purchase price (before giving effect to any Waiver Discount) will be determined by the Company on the basis of such market quotations as it deems appropriate.

     In addition, for each Trading Day on which the Threshold Price is not satisfied, 1/12 of each optional cash payment made by a participant pursuant to an Accepted Request for Waiver will be returned to such participant, without interest, as soon as practicable after the applicable Investment Date. In the example above, therefore, 3/12 of each participant's optional cash payment made pursuant to an Accepted Request for Waiver would be returned to such participant by check, without interest, as soon as practicable after the applicable Investment Date. This return procedure will only apply when newly issued Common Shares are purchased directly from the Company for optional cash payments made pursuant to Accepted Requests for Waiver and the Company has set a Threshold Price with respect to the relevant twelve Trading Day period.

14.  When will optional cash payments received by the Agent be invested?

     The Agent will apply any optional cash payments received from a participant on or prior to the sixth business day before an Investment Date ("Optional Cash Payment Due Date") to the purchase of Common Shares for the account of the participant on such Investment Date if such Common Shares are newly issued Common Shares and as soon as practicable after such Investment Date if such Common Shares are purchased in the open market or in negotiated transactions with third parties.

15.  When must optional cash payments be received by the Agent and cleared?

     In order for funds to be considered timely received, the Agent must receive a check, money order or wire transfer by the date such payment is due and such check, money order or wire transfer must clear before the related Investment Date. Wire transfers may be used only if approved verbally in advance by the Agent. Checks and money orders are accepted subject to timely collection as good funds and verification of compliance with the terms of the Plan. Checks returned for any reason will not be resubmitted for collection.

     Any checks, money orders or wire transfers received more than thirty days prior to any Investment Date shall be promptly returned, without interest.

     No interest will be paid by the Company or the Agent on optional cash payments held pending investment.

16.  May a refund of uninvested optional cash payments be obtained?

     Upon telephone or written request to the Agent received at least five business days prior to any Optional Cash Payment Due Date, any optional cash payments that have been delivered to the Agent shall not be invested and shall be returned to the participant as soon as practicable. Requests received less than five business days prior to such date will not be returned but instead will be invested on the next related Investment Date. Also, each optional cash payment, to the extent that it does not either conform to the limitations described in Question 13 or, if it is a check or money order, does not clear within the limit described in Question 15, will be returned to the participant as soon as practicable.

17. Are there any expenses to participants in connection with their participation in the Plan?

     Participants will incur no brokerage commissions or service charges in connection with the reinvestment of distributions under the Distribution Reinvestment Program or the investment of optional cash payments under the Share Purchase Program. The Company will pay all other costs of administration of the Plan. However, participants who request that the Agent sell all or any portion of their Common Shares will receive any proceeds less any related brokerage commission, transfer tax or other fees (see Question 29).

Purchases

18.  What is the source of the Common Shares purchased under the Plan?

     Common Shares purchased for participant's accounts under the Plan may be purchased by the Agent either (a) from newly issued Common Shares or (b) in the open market (on the New York Stock Exchange or any securities exchange where the Common Shares are then traded or in the over-the-counter market) or in negotiated transactions with third parties.

19.  When will Common Shares be purchased for participants' accounts?

     Purchases of newly issued Common Shares will be made for any month in which a distribution is paid on the distribution payment date and in any other month, on the tenth day (or if such day is not a business day, the next succeeding business day) of such month (such day, an "Investment Date"). Purchases in the open market or in negotiated transactions with third parties will begin on the Investment Date and will be completed no later than 30 days from such date except where completion at a later date is necessary or advisable under any applicable securities laws and regulations. The exact timing of open market purchases or negotiated transactions with third parties, including determining the number of Common Shares, if any, to be purchased on any day or at any time of that day, the prices paid for such Common Shares, the markets on which such purchases are made and the persons (including brokers and dealers) from or through which such purchases are made shall be determined by the Agent or the broker selected by it for that purpose. In making purchases for a participant's account, the Company or the Agent may commingle the participant's funds with those of other shareholders of the Company participating in the Plan. All Common Shares purchased by the Agent in the open market or negotiated transactions with third parties using participant's funds shall be treated for federal income tax purposes as having been so purchased by the Agent as agent for such participants. Neither the Company nor the Agent shall be liable when conditions, including compliance with the Rules and Regulations of the Securities and Exchange Commission, prevent the purchase of Common Shares or interfere with the timing of such purchases.

20. What is the price of Common Shares purchased by participants under the Plan?

     Subject to certain limitations described below, for each Investment Date, the purchase price of Common Shares purchased in the open market or in negotiated transactions with third parties will be the weighted average price for such Common Shares so purchased by the Agent as of such Investment Date. Subject to certain limitations described below, the purchase price (before giving effect to any Waiver Discount) of newly issued Common Shares on any given Investment Date will be the average of: the average of the high and low sale prices of the Common Shares on the New York Stock Exchange for each of the twelve Trading Days preceding such Investment Date that such average equals or exceeds the Threshold Price, if any, for such Investment Date. If, for each of the twelve Trading Days, the average of the high and low sale prices of the Common Shares on the New York Stock Exchange for such Trading Day does not equal or exceed the Threshold Price, if any, then the purchase price (before giving effect to any Waiver Discount) will be determined by the Company on the basis of such market quotations as it deems appropriate. In addition, if a Waiver Discount exists for a particular Investment Date, such Waiver Discount will apply to all optional cash payments applicable to such Investment Date used to purchase newly issued Common Shares, not just those made pursuant to Accepted Requests for Waiver. Notwithstanding the foregoing, in the case of the purchase of a Common Share in the open market or negotiated transactions with third parties, pursuant to an optional cash payment, in no event shall the sum of any brokerage commissions and related charges described in Question 39 exceed 5% of the fair market value of such Common Share. Also, in no event shall the purchase price for a newly issued Common Share (after taking into account any Waiver Discount), whether pursuant to optional cash payments or distribution reinvestment, be less than the sum of (i) 95% of the fair market value of a Common Share on the Investment Date, plus (ii) any brokerage commissions and related charges described in Question 39.

     Neither the Company nor any participant shall have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the Agent.

21.  How many Common Shares will be purchased for a participant?

     The number of Common Shares to be purchased for a participant's account as of any Investment Date will be equal to the total dollar amount to be invested for the participant divided by the applicable purchase price (after giving effect to any Waiver Discount and any overall limitations discussed above), computed to at least three decimal places. For a participant who has elected to reinvest distributions on Common Shares or OP Units registered in the participant's name, the total dollar amount to be invested as of any distribution payment date will be the sum of (a) the distribution on all or a part of the Common Shares or OP Units registered in the participant's own name, (b) any optional cash payments to be invested as of that Investment Date and (c) the distribution on all Common Shares (including fractional shares) previously credited to the participant's Plan account. For a participant who has elected to invest only optional cash payments, the total dollar amount to be invested as of any Investment Date will be the sum of (x) any optional cash payments to be invested as of that Investment Date and (y) the distribution on all Common Shares (including fractional Common Shares) previously credited to the participant's Plan account.

     The amount to be invested for a participant residing in the United States will be reduced by any amount the Company is required to deduct for federal tax withholding purposes (see Question 39).

Reports to participants

22.  What reports are sent to participants in the Plan?

     After an investment is made for a participant's account, whether by reinvestment of distributions or by optional cash payment, the participant will be sent a statement which will provide a record of the cost of the Common Shares purchased for that account, the number of Common Shares purchased, the date on which the Common Shares were purchased and the number of Common Shares in that account. In addition, each participant will be sent income tax information for reporting distributions paid.

     In addition, participants will receive copies of other communications sent to record holders of Common Shares, including the Company's annual report to its shareholders, the notice of annual meeting and proxy statement in connection with its annual meeting of shareholders and Internal Revenue Service information for reporting distributions paid on Common Shares.

Share Certificates

23. Are certificates issued to participants for Common Shares purchased under the Plan?

     Yes. Common Shares purchased under the Plan are registered in the name of the Agent or its nominee, as agent for the participants in the Plan. A certificate for any number of whole Common Shares credited to a participant's Plan account will be issued to the participant upon written request to the Agent. Such requests will be handled by the Agent, normally within two weeks, at no charge to the participant. Any remaining whole Common Shares and a fraction of a Common Share will continue to be credited to the participant's account. If a participant is a Beneficial Owner, any written request must be placed through such participant's bank, broker or other nominee.

     Common Shares while credited to the account of a participant under the Plan may not be pledged, sold or otherwise transferred. A participant who wishes to pledge, sell or transfer such Common Shares must request that a certificate for such Common Shares first be issued in the participant's name.

24. What is the effect on a participant's Plan account if a participant requests a certificate for whole Common Shares held in the account?

     If a participant maintains an account for reinvestment of distributions, all distributions on the Common Shares for which a certificate is requested would continue to be reinvested under the Plan so long as such Common Shares remain registered in the participant's name. If the participant maintains a Plan account only for optional cash payments, distributions on Common Shares for which a certificate is requested would no longer be reinvested under the Plan unless and until the participant submits an Authorization Form to authorize reinvestment of distributions on Common Shares registered in the participant's name (see Questions 6 through 8).

25. May Common Shares held in certificate form be deposited in a participant's Plan account?

     Yes, whether or not the participant has previously authorized reinvestment of distributions. All distributions on any Common Shares evidenced by certificates deposited in accordance with the Plan will automatically be reinvested. The participant should contact the Agent for the proper procedure to deposit certificates.

Withdrawal from the Plan

26.  May a participant withdraw from the Plan?

     Yes, by providing written notice instructing the Agent to terminate the account.


27.  What happens when a participant terminates an account?

     If a participant's notice of termination is received by the Agent at least five business days prior to the record date for a distribution payment date, reinvestment of distributions and investments of optional cash payments will cease as of the date notice of termination is received by the Agent. If the notice of termination is received later than five business days prior to the record date for a distribution payment date, the termination may not become effective until after the investment of any distributions and optional cash payments to be invested as of the next Investment Date.

     When terminating an account, the participant may request that a certificate be issued for all whole Common Shares held in the account. As soon as practicable after notice of termination is received, the Agent will send to the participant (a) a certificate for all whole Common Shares held in the account and (b) a check representing any uninvested optional cash payments remaining in the account and the value of any fractional Common Share held in the account. After an account is terminated, all distributions for the terminated account will be paid to the shareholder unless the shareholder re-elects to participate in the Plan.

     When terminating an account, the participant may request that all Common Shares, both full and fractional, credited to the Plan account be sold or that certain of the Common Shares be sold and a certificate be issued for the remaining Common Shares (see Question 29). The Agent will remit to the participant the proceeds of any sale of Common Shares, less any related brokerage commission, transfer tax or other fees incurred by the Agent allocable to the sale of such Common Shares.

28.  When may a shareholder re-elect to participate in the Plan?

     Generally, a shareholder or OP Unitholder of record may re-elect to participate at any time. However, the Agent reserves the right to reject any Authorization Form on the grounds of excessive joining and withdrawing. Such reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service.

Sale of Common Shares

29. May a participant request that Common Shares held in a Plan account be sold?

     Yes. A participant may request that all or any portion of the Common Shares held in a Plan account be sold either when an account is being terminated (see Question 27) or without terminating the account. However, a fractional Common Share will not be sold unless all Common Shares held in the account are sold. If all Common Shares (including any fractional share) held in a Plan account are sold, the account will automatically be terminated, and the participant, or, if the participant is a Beneficial Owner, his bank, broker or other nominee, will have to complete, sign and return to the Agent a new Authorization Form or B&N Form, as the case may be, (see Questions 6 through 8) in order to again participate in the Plan.

     Within seven days after receipt of a participant's written request to sell Common Shares held in a Plan account, the Agent will place a sell order through a broker or dealer designated by the Agent. The participant will receive the proceeds of the sale less any brokerage commission, transfer tax or other fees incurred by the Agent allocable to the sale of such Common Shares.

30. What happens when a participant sells or transfers all the Common Shares registered in the participant's name?

     He may remain a participant and may continue to make optional cash payments, in which case the Agent will continue to reinvest the distributions on the Common Shares credited to the participant's account under the Plan unless the participant notifies the Agent that he wishes to terminate the account.

Other Information

31. What happens if the Company authorizes shares distribution or splits its shares?

     In the event of a shares split or a shares distribution payable in Common Shares, the Agent will receive and credit to the participant's Plan account the applicable number of whole and/or fractional Common Shares based both on the number of Common Shares held in the participant's Plan account and the number of Common Shares registered in the participant's own name as of the record date for the shares distribution or split.

32.  What happens if the Company has a rights offering?

     If the Company has a rights offering in which separately tradeable and exercisable rights are issued to registered holders of Common Shares, the rights attributable to whole Common Shares held in a participant's Plan account will be transferred to the Plan participant as promptly as practicable after the rights are issued. Rights attributable to fractional Common Shares will be sold, and the proceeds will be treated as an optional cash payment.

33.  How are a participant's Common Shares voted at a shareholders meeting?

     If the participant is a Record Owner, the participant will receive a proxy card covering both shares registered in the participant's name and shares held in the Plan. If the participant is a Beneficial Owner, the participant will receive a proxy covering Common Shares held in the Plan through his bank, broker or other nominee.

     If a proxy is returned properly signed and marked for voting, all of the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of the participant's shares will be voted in accordance with recommendations of the Board of Trustees, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in a participant's name may be voted only by the participant in person.

34.  What is the responsibility of the Company and the Agent under the Plan?

     The Company and the Agent, in administering the Plan, are not liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of a failure to terminate a participant's account upon such participant's death, prior to receipt by the Agent of notice in writing of such death, (b) with respect to the prices and times at which Common Shares are purchased or sold for a participant or (c) with respect to any fluctuation in market value before or after any purchase or sale of Common Shares. Neither the Agent, the Company, nor any agent for either shall have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan. Since the Company has delegated all responsibility for administering the Plan to the Agent, the Company specifically disclaims any responsibility for any of the Agent's actions or inactions in connection with the administration of the Plan. Neither the trustees, officers or shareholders of the Company shall have any personal liability under the Plan.

     All notices from the Agent to a participant will be addressed to the participant's last known address. Participants should notify the Agent promptly in writing of any change of address.

     The Agent may resign as administrator of the Plan at any time, in which case the Company shall appoint a successor administrator. In addition, the Company may replace the Agent with a successor administrator at any time.

35.  May the Plan be amended, suspended or terminated?

     While the Company expects to continue the Plan indefinitely, the Company may amend, suspend or terminate the Plan at any time, but such action shall have no retroactive effect that would prejudice the interests of the participants. To the extent practicable, any such amendment, suspension or termination will be announced to participants at least 30 days prior to its effective date.

36.  What happens if the Plan is terminated?

     Each participant will receive (a) a certificate for all whole Common Shares held in the participant's account and (b) a check representing the value of any fractional Common Share held in the participant's account and any unreinvested distributions or optional cash payments held in the account less any related brokerage commissions, transfer tax or other fees incurred by the Agent allocable to the sale of such Common Shares.

37.  Who interprets and regulates the Plan?

     The Company is authorized to issue such interpretations, adopt such regulations and take such actions as it may deem reasonably necessary or advisable to effectuate the Plan. Any action to effectuate the Plan taken by the Company or the Agent in the good faith exercise of its judgment will be binding on participants.

38.  What law governs the Plan?

     The terms and conditions of the Plan and its operation shall be governed by the laws of the State of Maryland.

39. What are the federal income tax consequences of participation in the Plan?

     Participants should consult their personal tax advisors with specific reference to their own tax situations and potential changes in the applicable law as to all Federal, state, local, foreign and other tax matters in connection with the reinvestment of distributions and purchases of Common Shares under the Plan, the participant's tax basis and holding period for Common Shares acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of Common Shares. The income tax consequences for participants who are not United States citizens or resident aliens are not discussed herein. The following is only a brief summary of some of the Federal income tax considerations applicable to the Plan, is for general information only, and is not tax advice.

     Shareholder Distribution Reinvestment And Optional Cash Payments

     In the case of newly-issued Common Shares purchased by the Agent from the Company using cash distributions, a participant will be treated for Federal income tax purposes as having received a distribution equal to the fair market value on the Investment Date of the Common Shares so acquired. With respect to Common Shares purchased by the Agent in the open market or in negotiated transactions with third parties (hereafter "an open market transaction"), the Internal Revenue Service has indicated in somewhat similar situations that the amount of the distribution received by a participant would include the fair market value on the Investment Date of the Common Shares acquired and a pro-rata share of any brokerage commissions or other related charges (hereafter "Commissions") paid by the Company in connection with the Agent's purchase of the Common Shares on behalf of the participant.

     A participant who makes an optional cash payment to the Plan will be treated as receiving a cash distribution equal to the sum of (i) the excess, if any, of the fair market value of the Common Shares credited to the participant's account, less the amount of the optional cash payment, plus
(ii) a pro-rata share of any Commissions paid by the Company on behalf of the participant if the Common Shares are acquired by the Agent in an open market transaction.

     As in the case of non-reinvested cash distributions, the distributions described above will constitute taxable "dividend" income to participants to the extent of the Company's current and accumulated earnings and profits allocable to the distributions and any excess distributions will constitute a return of capital which reduces the basis of a participant's Common Shares or results in gain to the extent such excess distribution exceeds the participant's tax basis in his Common Shares. In addition, if the Company designates part or all of its distributions as capital gain distributions, such designated amounts would be treated by a participant as long-term capital gains.

     A participant's tax basis in his Common Shares acquired under the Plan will generally equal the total amount of distributions a participant is treated as receiving from the Company (as described above), plus the amount of any optional cash payments that are made. A participant's holding period in such Common Shares generally begins on the day following the applicable Investment Date.

     OP Unitholder Reinvestment And Optional Cash Payments

     There is no clear legal authority regarding the income tax treatment of a limited partner in a partnership (such as an OP Unitholder) who invests cash distributions from the partnership in stock of another entity (such as the Company) that is a partner in the partnership. However, the Company presently intends to treat an OP Unitholder in the same manner for federal income tax purposes as any other investor who acquires Common Shares in the Company through optional cash payments. Thus, in the case of Common Shares purchased by the Agent, whether through the reinvestment of an OP Unitholder's Partnership distributions or through an optional cash payment made by the OP Unitholder, the OP Unitholder will be treated for federal income tax purposes as having received a distribution from the Company equal to the sum of (i) the excess, if any, of the fair market value of the Common Shares credited to the OP Unitholder's account over the amount of cash deemed paid by the OP Unitholder for the Common Shares (i.e., the amount of the Partnership distribution and/or any optional cash payment), plus (ii) a pro-rata share of any Commissions paid by the Company on behalf of the OP Unitholder if the Common Shares are acquired by the Agent in an open market transaction.

     Distributions from the Partnership with respect to OP Units will be taxable to OP Unitholders only to the extent that such distributions exceed such OP Unitholder's tax basis for its OP Units. Any such distribution in excess of an OP Unitholder's tax basis in its OP Units will generally be taxable as capital gain, assuming that the OP Units constitute a capital asset in the hands of the OP Unitholder. However, under Section 751(b) of the Internal Revenue Code, to the extent a distribution is considered to be in exchange for an OP Unitholder's interest in substantially appreciated inventory items or unrealized receivables of the Partnership, the OP Unitholder may recognize ordinary income rather than a capital gain.

     The tax basis of Common Shares acquired for an OP Unitholder under the Plan by reinvestment of Partnership distributions or through an optional cash payment will generally equal the total amount of distributions such OP Unitholder is treated as receiving from the Company (as described above) plus the amount of cash deemed paid by the OP Unitholder for the Common Shares (i.e., the amount of the Partnership distribution and/or any optional cash payment used to acquire the Common Shares). The holding period of Common Shares acquired under the Plan generally begins on the day following the applicable Investment Date.

     Backup Withholding

     In general, any dividend reinvested under the Plan is not subject to Federal income tax withholding. The Company or the Agent may be required, however, to deduct as "backup withholding" thirty-one percent (31%) of all dividends paid to any shareholder, regardless of whether such dividends are reinvested pursuant to the Plan. Similarly, the Agent may be required to deduct backup withholding from all proceeds of sales of Common Shares held in a Plan account. A participant is subject to backup withholding if: (a) the participant has failed to properly furnish the Company and the Agent with his correct tax identification number ("TIN"), (b) the Internal Revenue Service notifies the Company or the Agent that the TIN furnished by the participant is incorrect, (c) the Internal Revenue Service notifies the Company or the Agent that backup withholding should be commenced because the participant failed to report properly dividends paid to him or her or (d) when required to do so, the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the Plan. Therefore, dividends to be reinvested under the Plan by participants who are subject to backup withholding will be reduced by the backup withholding amount. Such withheld amounts constitute a credit on the participant's income tax return.

     Administrative Expenses

     The Company intends to take the position that administrative expenses of the Plan paid by the Company are not constructive distributions to participants.

     Disposition

     A participant may recognize a gain or loss upon receipt of a cash payment for a fractional Common Share credited to a Plan account or when the Common Shares held in that account are sold at the request of the participant. A gain or loss may also be recognized upon a participant's disposition of Common Shares received from the Plan. The amount of any such gain or loss will be the difference between the amount realized (generally the amount of cash received) for the whole or fractional Common Shares and the tax basis of such Common Shares. Generally, gain or loss recognized on the disposition of Common Shares acquired under the Plan will be treated for Federal income tax purposes as a capital gain or loss.

40. What happens if reinvestment of a participant's distributions or optional cash payments would cause the participant or any other person to exceed the Ownership Limit set forth in the Company's Amended and Restated Declaration of Trust, or otherwise violate the Company's Amended and Restated Declaration of Trust?

     The Company's Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), places certain restrictions upon the ownership, directly or indirectly, of the Common Shares, including the limitation of ownership of the Common Shares by any one person to 8.0% of the lesser of the number or the value of the outstanding shares (the "Ownership Limit"), subject to certain exceptions. To the extent any reinvestment of distributions elected by a shareholder or OP Unitholder or investment of an optional cash payment would cause such shareholder, OP Unitholder, or any other person to exceed the Ownership Limit or otherwise violate the Declaration of Trust, such investment would be void ab initio, and such shareholder or OP Unitholder will be entitled to receive cash distributions or a refund of his optional cash payment (each without interest) in lieu of such investment.


                                  DIVIDENDS

     The Company has made quarterly uninterrupted distributions since it became a publicly-traded company in January 1994. Future distributions by the Company will be made at the discretion of the Board of Trustees and will depend on the actual cash flow of the Company, its financial condition, capital requirements, the annual distribution requirements under the real estate investment trust provisions of the Internal Revenue Code of 1986, as amended, and such other factors as the Board of Trustees deems relevant.


                            PLAN OF DISTRIBUTION

     Except to the extent that the Agent purchases Common Shares in open market transactions, the Common Shares acquired under the Plan will be sold directly by the Company through the Plan. The Company may sell Common Shares to persons (including brokers or dealers) who, in connection with any resales of such shares, may be considered to be "underwriters" as that term is defined in the Securities Act. Such Common Shares, including Common Shares acquired pursuant to waivers granted with respect to the Share Purchase Program, may be resold in market transactions (including coverage of short positions) on any national securities exchange on which Common Shares trade or in privately negotiated transactions. The Common Shares are currently traded on the New York Stock Exchange. Under certain circumstances, it is expected that a portion of the Common Shares available for issuance under the Plan will be issued pursuant to such waivers. The difference between the price such purchasers pay to the Company for such Common Shares, after deduction of any applicable Waiver Discount, if any, and the price at which such Common Shares are resold, may be deemed to constitute underwriting commissions received by such persons in connection with such transactions.

     Subject to the availability of Common Shares registered for issuance under the Plan, there is no total maximum number of Common Shares that can be issued pursuant to the reinvestment of distributions. From time to time, certain financial intermediaries may engage in short-term trading activities or positioning transactions in order to benefit from any Waiver Discount. Such short-term trading or positioning transactions could cause volatility in the composite trading volume and price of the Common Shares. The Company does not endorse such short-term trading or positioning transactions and has not entered into any formal or informal arrangements to facilitate such short-term trading or positioning transactions.

     Participants will incur no brokerage commissions or service charges in connection with the reinvestment of distributions and in connection with any purchases made pursuant to optional cash payments under the Plan. The Company will pay all other costs of administration of the Plan. However, participants who request that the Agent sell all or any portion of their Common Shares (see Questions 26 and 27) will receive any proceeds less any related brokerage commission, transfer tax or other fees.

     Common Shares may not be available under the Plan in all states.


                                LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Robinson Silverman Pearce Aronsohn & Berman LLP, New York, New York. Robinson Silverman Pearce Aronsohn & Berman LLP will rely on Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, as to certain matters of Maryland law, including the legality of the Common Shares.


                                   EXPERTS

     The audited financial statements and schedule incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

============================================================================
=

     No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with this offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the Common Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.



                          ------------------------



                          SUMMARY TABLE OF CONTENTS

                                                                        Page

Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Documents Incorporated by Reference. . . . . . . . . . . . . . . . . . . . 3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25


                          ------------------------




============================================================================
=







                            Glimcher Realty Trust




                           2,100,000 Common Shares
                           of Beneficial Interest

                           offered by the Company
                        solely in connection with its

                                DISTRIBUTION
                           REINVESTMENT AND SHARE
                                PURCHASE PLAN



                           ----------------------


                                 PROSPECTUS

                            _______________, 1997


                           ----------------------



============================================================================
=

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table itemizes the expenses incurred by the Company in connection with the offering of the Common Shares being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee and the New York Stock Exchange listing fee.

                    Item                                       Amount
                    ----                                       ------

     Registration Fee -- Securities and
       Exchange Commission (1) . . . . . . . . . . . . .      $  13,513
     Blue Sky Fees and Expenses. . . . . . . . . . . . .          1,500
     Printing and Engraving Costs. . . . . . . . . . . .          5,000
     Legal Fees and Expenses . . . . . . . . . . . . . .         20,000
     Accounting Fees and Expenses. . . . . . . . . . . .          2,000
     Miscellaneous Expenses. . . . . . . . . . . . . . .            987
              Total. . . . . . . . . . . . . . . . . .        $  43,000
                                                              =========
     _______________

     (1) Includes the registration fee of $1,541.27 pertaining to the aggregate offering price of $4,469,680 of 223,484 Common Shares previously registered on Form S-3, Registration No. 33-90730, which amount was previously paid and carried over to this Registration Statement.

Item 15.  Indemnification of Trustees and Officers.

     Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its declaration of trust, the liability of its trustees and officers to the trust and its shareholders for money damages except for the liability of a trustee or officer resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) acts or omissions involving active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Declaration of Trust of the Company authorizes it, to the extent provided in its Bylaws, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of the Company. The Company's Bylaws require it, to the maximum extent permitted by Maryland law, to indemnify (i) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (ii) any present or former trustee or officer against any claim or liability to which he may become subject by reason of service in that capacity unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful.
In addition, the Company's Bylaws require it, to the maximum extent permitted by Maryland law, to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his status as a trustee or officer provided that the Company shall have received
(i) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Bylaws also (i) permit the Company to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of the Company in such capacity and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under
Section 2-418 of the Maryland General Corporation Law ("MGCL") for directors of Maryland corporations and (iii) permit the Company to provide to the trustees and officers such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the MGCL for directors of Maryland corporations. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 16.  Exhibits

     3.1  Amended and Restated Declaration of Trust.(1)
     3.2 Amendment to Amended and Restated Declaration of Trust of Glimcher Realty Trust.(2)
     3.3  Bylaws of Glimcher Realty Trust.(3)
     4.1  Amended and Restated Declaration of Trust (See Exhibit 3.1 above).
     4.2  Amendment to Amended and Restated Declaration of Trust (See
          Exhibit 3.2 above).
     4.3  Bylaws (see Exhibit 3.3 above).
     4.4  Form of Common Share Certificate.(3)
     4.5 Articles Supplementary Classifying Series A Convertible Preferred Shares.(4)
     4.6  Specimen Series A Convertible Preferred Share Certificate.(4)
     4.7 Articles Supplementary Classifying Series B Cumulative Redeemable Preferred Shares of Beneficial Interest.(5)
     4.8  Specimen Series B Cumulative Redeemable Preferred Share
          Certificate.(5)
     4.9 Articles Supplementary Classifying Series A-1 Convertible Preferred Shares.(5)
     4.10 Specimen Series A-1 Convertible Preferred Share Certificate.(5)
     4.11 Articles Supplementary Classifying Series A-1 Convertible Preferred Shares.(6)
     4.12 Specimen Series A-1 Convertible Preferred Share Certificate.(6)
     5.1 Opinion of Ballard Spahr Andrews & Ingersoll re: legality of the Common Shares.
     23.1 Consent of Coopers & Lybrand L.L.P.
     23.2 Consent of Ballard Spahr Andrews & Ingersoll (included as part of
          Exhibit 5.1).
     23.3 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP.
     24.1 Power of attorney.
     99.1 Form of Authorization Form relating to participation in the Glimcher Realty Trust Distribution Reinvestment and Share Purchase Plan.
     99.2 Form of Broker and Nominee Form relating to participation in the Glimcher Realty Trust Distribution Reinvestment and Share Purchase Plan.
     99.3 Form of Request for Waiver relating to participation in the Glimcher Realty Trust Distribution Reinvestment and Share
          Purchase Plan.

_____________________

(1) Incorporated by reference to Glimcher Realty Trust's Registration Statement on Form S-3, Registration No. 33-91084.
(2) Incorporated by reference to Glimcher Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission on March 21, 1995.
(3) Incorporated by reference to Glimcher Realty Trust's Registration Statement on Form S-11, Registration No. 33-69740.
(4) Incorporated by reference to Glimcher Realty Trust's Current Report on Form 8-K dated February 5, 1997 and filed with the Securities and Exchange Commission on February 5, 1997.
(5) Incorporated by reference to Glimcher Realty Trust's Current Report on Form 8-K dated November 14, 1997 and filed with the Securities and Exchange Commission on November 15, 1997.
(6) Incorporated by reference to Glimcher Realty Trust's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 24, 1997.

Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

     The Registrant further undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registrant's Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 24, 1997.

                                   GLIMCHER REALTY TRUST

                                   By: /s/ Herbert Glimcher
                                       -------------------------
                                        Herbert Glimcher
                                        Chairman and Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Herbert Glimcher or David J. Glimcher his true and lawful attorney-in-fact and agent, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant's Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:


          Name                          Title                    Date

/s/ Herbert Glimcher     Chairman, Chief Executive         December 24, 1997
-----------------------    Officer and Trustee
   (Herbert Glimcher)      (Principal Executive Officer)

/s/ David J. Glimcher    President and Chief               December 24, 1997
-----------------------    Operating Officer and Trustee
   (David J. Glimcher)

/s/ William Cornely      Senior Vice President and Chief   December 24, 1997
-----------------------    Financial Officer (Principal
   (William Cornely)       Accounting Officer and Principal
                           Financial Officer)

/s/ Michael Glimcher     Senior Vice President of Leasing  December 24, 1997
-----------------------    and Trustee
   (Michael Glimcher)

/s/ William R. Husted    Senior Vice President of          December 24, 1997
-----------------------    Construction and Trustee
   (William R. Husted)

/s/ Philip G. Barach     Trustee                           December 24, 1997
-----------------------
   (Philip G. Barach)

/s/ Oliver Birckhead     Trustee                           December 24, 1997
-----------------------
   (Oliver Birckhead)

/s/ E. Gordon Gee        Trustee                           December 24, 1997
-----------------------
   (E. Gordon Gee)

/s/ Alan R. Weiler       Trustee                           December 24, 1997
-----------------------
   (Alan R. Weiler)

/s/ Harvey Weinberg      Trustee                           December 24, 1997
-----------------------
   (Harvey Weinberg)

                                EXHIBIT INDEX

Exhibit No.                   Description                           Page No.

3.1   Amended and Restated Declaration of Trust.(1)
3.2   Amendment to Amended and Restated Declaration of Trust of
      Glimcher Realty Trust.(2)
3.3   Bylaws of Glimcher Realty Trust.(3)
4.1   Amended and Restated Declaration of Trust (See Exhibit 3.1 above).
4.2   Amendment to Amended and Restated Declaration of Trust (See Exhibit
      3.2 above).
4.3   Bylaws (see Exhibit 3.3 above).
4.4   Form of Common Share Certificate.(3)
4.5   Articles Supplementary creating Series A Convertible Preferred
      Shares.(4)
4.6   Specimen Series A Convertible Preferred Share Certificate.(4)
4.7   Articles Supplementary Classifying Series B Cumulative
      Redeemable Preferred Shares of Beneficial Interest.(5)
4.8   Specimen Series B Cumulative Redeemable Preferred Share
      Certificate.(5)
4.9   Articles Supplementary Classifying Series A-1 Convertible
      Preferred Shares.(5)
4.10  Specimen Series A-1 Convertible Preferred Share
      Certificate.(5)
4.11  Articles Supplementary Classifying Series C Preferred
      Shares.(6)
4.12  Specimen Series C Preferred Share Certificate.(6)
5.1 Opinion of Ballard Spahr Andrews & Ingersoll re: legality of the Common Shares.
23.1  Consent of Coopers & Lybrand L.L.P.
23.2  Consent of Ballard Spahr Andrews & Ingersoll (included as part of
      Exhibit 5.1).
23.3  Consent of Robinson Silverman Pearce Aronsohn & Berman LLP.
24.1  Power of attorney.
99.1 Form of Authorization Form relating to participation in the Glimcher Realty Trust Distribution Reinvestment and Share Purchase Plan.
99.2 Form of Broker and Nominee Form relating to participation in the Glimcher Realty Trust Distribution Reinvestment and Share Purchase Plan.
99.3 Form of Request for Waiver relating to participation in the Glimcher Realty Trust Distribution Reinvestment and Share Purchase Plan.

________________

(1) Incorporated by reference to Glimcher Realty Trust's Registration Statement, Registration No. 33-91084.
(2) Incorporated by reference to Glimcher Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission on March 21, 1995.
(3) Incorporated by reference to Glimcher Realty Trust's Registration Statement on Form S-11, Registration No. 33-69740.
(4) Incorporated by reference to Glimcher Realty Trust's Current Report on Form 8-K dated February 5, 1997 and filed with the Securities and Exchange Commission on February 5, 1997.
(5) Incorporated by reference to Glimcher Realty Trust's Current Report on Form 8-K dated November 14, 1997 and filed with the Securities and Exchange Commission on November 15, 1997.
(6) Incorporated by reference to Glimcher Realty Trust's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 24, 1997.